Exhibit 99.1

EnteroMedics Announces Name Change to ReShape Lifesciences Inc. (NASDAQ: RSLS)

St. Paul, Minnesota October 23, 2017 — EnteroMedics Inc. (NASDAQ:ETRM), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, today announced that the Company has formally changed its name to ReShape Lifesciences Inc. (NASDAQ: RSLS).

The new name, effective today, reflects the Company’s expansion and growth into a full-scale provider of medical devices to address the continuum of care for obesity and its associated health conditions. The Company’s portfolio, designed to help patients lose weight and live a healthier life, includes two FDA-approved devices, the vBloc® System and ReShape® Integrated Dual Balloon System, as well as the Gastric Vest System™, an investigational device.

“Our new name, ReShape Lifesciences, conveys our commitment to customers and patients as a long-term partner helping address obesity and its associated comorbidities. The name exemplifies our core mission of enhancing and extending life for patients,” said Dan Gladney, President, Chief Executive Officer and Chairman of the Board. “With the recent acquisitions of ReShape Medical, Inc. and BarioSurg, Inc., we have transformed from a single-product company to a comprehensive provider of multiple effective, innovative, and minimally-invasive obesity solutions for our patients and physician-customers.”

Visit www.reshapelifesciences.com for more information about the company and its products.

About ReShape Lifesciences Inc.

ReShape Lifesciences is a medical device company focused on technology to treat obesity and metabolic diseases. vBloc® Neurometabolic Therapy, delivered by an FDA-approved pacemaker-like device called the vBloc System, is designed to help patients with a 35-45 Body Mass Index (BMI) feel full and eat less by intermittently blocking hunger signals on the vagus nerve. The FDA-approved ReShape® Integrated Dual Balloon System involves a non-surgical weight loss procedure that uses advanced balloon technology designed to take up room in the stomach to help people with a 30-40 Body BMI, and at least one co-morbidity, lose weight. The Gastric Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

The Company’s name change does not affect the Company’s corporate structure. The rights of stockholders holding certificated shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged. The name change does not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender any stock certificates they currently hold as a result.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of ReShape Medical, Inc., including unexpected costs or liabilities, the ability to recognize the benefits of the acquisition and that the acquisition may involve unexpected costs or liabilities; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience with our vBloc® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our ability to commercialize our vBloc System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our vBloc System; physician adoption of our vBloc System and vBloc Neurometabolic Therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in Exhibit 99.3 of our current report on Form 8-K filed July 26, 2017. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:
Scott Youngstrom
Chief Financial Officer
ReShape Lifesciences Inc.
651-634-3011
syoungstrom@reshapelifesci.com
or
Gilmartin Group
Debbie Kaster, 415-937-5403
Investor Relations
debbie@gilmartinir.com